Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated October 23, 2024, relating to the financial statements and financial highlights EMQQ The Emerging Markets Internet ETF, FMQQ The Next Frontier Internet ETF, and INQQ The India Internet ETF, each a series of Exchange Traded Concepts Trust, for the year ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Informations.

COHEN & COMPANY, LTD.
Cleveland, Ohio
December 23, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated October 23, 2024, relating to the financial statements and financial highlights Vesper U.S. Large Cap Short-Term Reversal Strategy ETF, a series of Exchange Traded Concepts Trust, for the year ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Cleveland, Ohio
December 23, 2024